Allianz Life Insurance Company
of North America
[Allianz ConnectionsSM] Variable Annuity Application
[DA____________________]
1. Account registration
Ownership is ■ Individual	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
■ Charitable Trust	■ Other__________
Owner
Individual Owner first name		MI	Last name	Jr., Sr., III

[Missing Graphic Reference]
Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)

Social Security Number or Tax ID Number

Mailing address

City			State	ZIP code	Telephone number

Gender	■ Male	Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
	■ Female				■ Yes (Attach W8 BEN) ■ No
Joint Owner
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No
Relationship to Owner					Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

F70037	Page 1 of [8]	(1/2012)

2.   Purchase Payment (This section must be completed.)
Make check payable to Allianz.
Source of purchase payment. Select only one.

■    Nonqualified                                   ■     Qualified Account type(s) at prior carrier:_______________(e.g. 403B, IRA, 401k, etc.)

Select and complete all that apply below.

■	Purchase Payment enclosed with application. (Include replacement forms if required.)
Amount enclosed: $__________

■	This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption. (Include replacement/ transfer forms if required.)
Expected amount: $__________

■	This Contract will be funded by funds not requested or facilitated by Allianz. (Include replacement forms if required.)
Expected amount: $__________

3.	Plan specifics (This section must be completed to indicate how this Contract should be issued.)
Nonqualified: ■	Qualified IRA:	■ IRA	■ Roth IRA	■ SEP IRA ■ Roth conversion	(Contribution for tax year __________)
	Qualified plans: ■ 401		■ 401 one person defined benefit
4.	Telephone authorization

■ Yes By checking "yes," I am authorizing and directing Allianz to act on telephone or electronic instructions from the Registered
Representative and/or anyone authorized by him/her to transfer Contract Values among the Investment Options. If the box is not checked, this authorization will be permitted for the Owner only. Allianz will use reasonable procedures to confirm that these instructions are authorized as genuine. As long as these procedures are followed, Allianz and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.
The electronic transaction privilege may be modified or terminated at the discretion of the company.
5. Replacement (This section must be completed.)
Do you have existing life insurance or annuity contracts? . . . . .				. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .					■ Yes	■ No

If there is existing coverage, states that have adopted the NAIC Model Replacement Regulation or a variation of the Model, require that the replacement form be completed even if a replacement is not indicated. For a replacement in any state, attach the appropriate replacement form for the state in which the application is taken. The Registered Representative must also complete the Registered Representative section regarding replacement.

[6.  Contract options - Must select only one]

■	Base Contract (No additional cost)

■	Short Withdrawal Charge Option1

■	No Withdrawal Charge Option1

[7.  Optional death benefit]

■   Quarterly Value Death Benefit1

[1 Carries an additional charge]
[8.  Other benefits - Must select only one]

■	No Additional Benefit (No additional cost)

■	Investment Protector1

Number of years to the initial Target Value Date ______

■	Income Protector1 (Complete Covered Person(s) information below.)

■	Income Focus1 (Complete Covered Person(s) information below.)

Covered Person(s) - Select one.

■    Single Lifetime Plus Payments or Income Focus Payments:

Name   __________________________________________________________________________________

This person is: (check one)	■ Owner	■ Joint Owner■ Annuitant, if owned by a non-individual
Date of birth ____/____/____	Gender:	■ Male	■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

OR

■	Joint Lifetime Plus Payments or Income Focus Payments:

First Covered Person's name__________________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one ■   Owner

■	Joint Owner

■	Annuitant, if owned by a non-individual

■	Sole primary Beneficiary (individually owned qualified and nonqualified)

■	Sole contingent Beneficiary (401 qualified plan, custodial IRA)

Second Covered Person's name _______________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one) ■   Owner

■	Joint Owner

■	Sole primary Beneficiary (individually owned qualified and nonqualified)

■	Contingent Beneficiary (401 qualified plan, custodial IRA)

By selecting the [Investment Protector, Income Protector, or Income Focus], I acknowledge that my selections of Investment Options are restricted and that Allianz will reallocate my Contract Value in accordance with the asset allocation and transfer provisions in the Contract.

[1 Carries an additional charge]

F70037	Page 2 of [8]	(1/2012)

[9.] Dollar cost averaging (Optional) [Not available with Income Focus]

•	Select a 6 month or 12 month DCA program only if you wish to participate in dollar cost averaging.
•	100% of your initial Purchase Payment will be applied to the DCA Money Market Account.

•	Your selections in the Investment Options section need to meet any restrictions for the benefit selected.
■ 6 month ■ 12 month

[10.]  Investment Option allocations

You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted). Please see the current prospectus for Investment Option requirements.
[Income Focus]
Investment Options – You may select up to [6] Investment Options
Fund of Funds	Specialty
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® MVP Invesco Equity and Income Fund
____% AZL MVP FusionSM Balanced Fund	____% AZL® MVP BlackRock Global Allocation Fund
____% AZL MVP FusionSM Moderate Fund
____% AZL® MVP Growth Index Strategy Fund

Total of _______% (must equal 100%)

[Income Protector]
Investment Options – You may select up to [15] Investment Options

Fund of Funds	Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® Money Market Fund
____% AZL MVP FusionSM Balanced Fund
____% AZL MVP FusionSM Moderate Fund
____% AZL® MVP Growth Index Strategy Fund
High Yield Bonds	Specialty
____% PIMCO VIT High Yield Portfolio	____% AZL® MVP Invesco Equity and Income Fund
Intermediate-Term Bonds	____% AZL® MVP BlackRock Global Allocation Fund
____% Franklin U.S. Government Fund	____% Franklin Income Securities Fund
____% PIMCO VIT Global Advantage Strategy Bond Portfolio	____% PIMCO VIT All Asset Portfolio
____% PIMCO VIT Real Return Portfolio	____% PIMCO VIT Unconstrained Bond Portfolio
____% PIMCO VIT Total Return Portfolio
____% Templeton Global Bond Securities Fund

Total of _______% (must equal 100%

F70037	Page 4 of [8]	(1/2012)

[10.]     Investment Option allocations (Continued)

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted). Please see the current prospectus for Investment Option requirements.

[Investment Protector or No Additional Benefit]

Group A Investment Options
Small Cap	Specialty (continued)
____% AZL® Allianz AGIC Opportunity Fund	____% PIMCO VIT Commodity RealReturn Strategy Portfolio
____% AZL® Columbia Small Cap Value Fund
____% AZL® Franklin Small Cap Value Fund	Fund of Funds
____% AZL® Small Cap Stock Index Fund	____% AZL FusionSM Growth Fund
____% AZL® Turner Quantitative Small Cap Growth Fund
Specialty
____% AZL® Morgan Stanley Global Real Estate Fund
____% AZL® Schroder Emerging Markets Equity Fund
____% Franklin Templeton VIP Founding Funds Allocation Fund
Group B/X Investment Options
Fund of Funds	Large Blend
____% AZL Balanced Index StrategySM Fund	____% AZL® J.P. Morgan U.S. Equity Fund
____% AZL FusionSM Balanced Fund	____% AZL® MFS Investors Trust Fund
____% AZL FusionSM Conservative Fund	____% AZL® S&P 500 Index Fund
____% AZL FusionSM Moderate Fund	Large Value
____% AZL Growth Index StrategySM Fund	____% AZL® Davis NY Venture Fund
____% Fidelity VIP FundsManager 50% Portfolio	____% AZL® Eaton Vance Large Cap Value Fund
____% Fidelity VIP FundsManager 60% Portfolio	____% AZL® Invesco Growth and Income Fund
Mid Cap	____% Mutual Shares Securities Fund
____% AZL® Columbia Mid Cap Value Fund	Specialty
____% AZL® Mid Cap Index Fund	____% Franklin Templeton VIP Founding Funds Allocation Fund
____% AZL® Morgan Stanley Mid Cap Growth Fund	____% AZL® Gateway Fund
Large Growth	____% AZL® Invesco Equity and Income Fund
____% AZL® BlackRock Capital Appreciation Fund	____% BlackRock Global Allocation V.I. Fund
____% AZL® Dreyfus Equity Growth Fund	____% Franklin Income Securities Fund
International Equity	____% PIMCO VIT All Asset Portfolio
____% AZL® International Index Fund	____% PIMCO VIT Global Multi-Asset Portfolio
____% AZL® Invesco International Equity Fund
____% AZL® JPMorgan International Opportunities Fund
____% PIMCO EqS Pathfinder Portfolio
____% Templeton Growth Securities Fund
Group Y Investment Options
High Yield Bonds	Cash Equivalent
____% PIMCO VIT High Yield Portfolio	____% AZL® Money Market Fund
Intermediate-Term Bonds	Specialty
____% Franklin U.S. Government Fund	____% PIMCO VIT Unconstrained Bond Portfolio
____% PIMCO VIT Global Advantage Strategy Bond Portfolio
____% PIMCO VIT Real Return Portfolio
____% PIMCO VIT Total Return Portfolio	Total of _______% (must equal 100%)
____% Templeton Global Bond Securities Fund

F70037	Page 5 of [8]	(1/2012)

[11.]   Beneficiary designation (If you need additional space, attach a complete list signed by Owner(s).)

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

Non-individual Beneficiary information

If the Beneficiary is a qualified plan, custodian, trust, charitable trust or other non-individual please check the applicable box and include the name above.
■ Qualified plan	■ Custodian■ Trust (Include the date of trust in the name.)		■ Charitable Trust	■ Other_______________
■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent

[12.]     Registered Representative

By signing below, the Registered Representative certifies to the following:

I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
I certify that the statements of the applicant have been correctly recorded.
■ Yes ■ No Does the applicant have an existing life insurance policy or and existing annuity contract?
■ Yes ■ No Will this annuity replace or change an existing life insurance policy or annuity contract?
If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative’s signature	B/D Rep. ID

Registered Representative’s first and last name (please print)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s address	Registered Representative’s telephone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

Commission options (please check one)

■   A                 ■   B         ■   C                  ■   D

F70037	Page 6 of [8]	(1/2012)

[13.]     Statement of applicant

The following states require applicants to read and acknowledge the statement for your state below.

Arkansas, District of Columbia, Massachusetts and Rhode Island: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine, Ohio, Tennessee, and West Virginia: Any person who knowingly intends to defraud an insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, commits the crime of fraud and may be subject to criminal prosecution and civil penalties. In ME and TN, additional penalties may include imprisonment, fines, or denial of insurance benefits. In ME, State Premium Tax is 2%.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Kentucky and New Mexico: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. In NM, this activity subjects such person to criminal and civil penalties.

Louisiana: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
Virginia: Any person who with the intent to defraud or knowing that they are facilitating a fraud against an insurer, submits and application or files a claim containing a false or deceptive statement may have violated the state law..
Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

F70037	Page 7 of [8]	(1/2012)

[13.]     Statement of applicant (Continued)
By signing below, the Owner acknowledges the applicable statements mentioned above and agrees to the following:
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.
I understand that the Contract Value and variable Annuity Payments may increase or decrease depending on the investment results of the variable Investment Options, and that under the Base Contract there is no guaranteed minimum Contract Value or variable Annuity Payment. If I selected any additional options, any guarantees provided for those options are outlined in my Contract and prospectus. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any Contract to be issued. No representative is authorized to modify this agreement or waive any Allianz rights or requirements.
For information on current benefit features, restrictions or charges please review with your Registered Representative.
■ Please send me a statement of additional information (Also available on the [SEC Web site, http://www.sec.gov])
Any required replacement forms must be signed and dated the date of the application or earlier.

Owner signature	Joint Owner signature

Signed at (City, State)	Signed date

Trust:_____________________________as trustee of the:______________________________ __________________
Trustee’s signature	Trust name (printed) Signed date

Power-of Attorney:_____________________________by:______________________________ __________________
Contract owner’s name	Attorney-in-fact signature Signed date

[14.]     Home office use only

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s). Changes to this application that affect product, benefits, amount of insurance, or age require acceptance by Owner(s).

Please call Allianz with any questions at [800.624.0197].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW 5989	NW 5989
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5989	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

F70037	Page 7 of [8]	(1/2012)